Filed Pursuant to Rule 424(b)(7)
Registration No. 333-291945

PROSPECTUS SUPPLEMENT

(to Prospectus dated December 4, 2025)

73,567 Shares

RadNet, Inc.

Common Stock

_____________________________

This prospectus supplement relates to the possible resale from time to time of 73,567 shares of our common stock, par value $0.0001 per share (our “common stock”), which are held by, or may be released to, the selling stockholders identified in this prospectus supplement.

The shares of common stock covered by this prospectus supplement were originally issued, or may be released, to the selling stockholders, as part of our acquisitions (i) on October 1, 2025, of substantially all assets of Remote Diagnostic Imaging Partners, LLC, a Delaware limited liability company (“RDIP”), pursuant to an Asset Purchase Agreement, dated as of October 1, 2025 (the “RDIP APA”), among us, our wholly-owned subsidiary Radnet Management, Inc., a Delaware corporation, RDIP, and the members of RDIP set forth therein (the “RDIP Sellers”), and pursuant to the RDIP APA (referred to herein as the “RDIP Acquisition”), and (ii) on June 2, 2025, of all shares in See-Mode Technologies Pte. Ltd. (“See-Mode”) from certain sellers (the “See-Mode Sellers”) set forth in Schedule 1 of that certain Share Purchase Agreement by and among the See-Mode Sellers and our wholly-owned subsidiary, DH AI International Holdings, B.V., a company incorporated in the Netherlands, dated June 2, 2025 (the “See-Mode SPA”), and pursuant to the See-Mode SPA.

The number of shares of common stock being registered hereunder is comprised of: (i) 42,922 of 56,472 shares (the “Initial Shares”), of our outstanding common stock originally issued to the RDIP Sellers on October 1, 2025 pursuant to the terms of the RDIP APA, in connection with the closing of the transaction contemplated thereby, that have not been resold by the RDIP Sellers, (ii) up to 2,972 shares (the “Holdback Shares”) (together with the Initial Shares, the “RDIP Shares”), of our common stock issued to the RDIP Sellers, and potentially releasable to the RDIP Sellers, that have been and will be withheld by us for 12 months following the closing date of the RDIP Acquisition (the “RDIP Closing Date”) to secure RDIP’s indemnification obligations pursuant to the RDIP APA, and (iii) 27,673 shares to be issued to the See-Mode Sellers as partial payment for the satisfaction of the FCA Conditions (as defined below) (the “See-Mode Shares”).

The above referenced securities were issued in reliance upon the exemption from the registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or Rule 506 of Regulation D or Regulation S promulgated thereunder. We are registering the offer and resale of the RDIP Shares and the See-Mode Shares to satisfy the registration rights provisions of the RDIP APA and the See-Mode SPA, respectively, pursuant to which we agreed to register the resale of the RDIP Shares and the See-Mode Shares, respectively.

We will not receive any proceeds from the sale of any shares offered by this prospectus supplement. Sales of the RDIP Shares and the See-Mode Shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the RDIP Shares or the See-Mode Shares, or both. See the section entitled “Plan of Distribution” beginning on page S-10 of this prospectus supplement.

We are paying the cost of registering the RDIP Shares and the See-Mode Shares covered by this prospectus supplement as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of the RDIP Shares and the See-Mode Shares. See the section entitled “Plan of Distribution” beginning on page S-10 of this prospectus supplement.

Our common stock trades on the Nasdaq Global Select Market (“Nasdaq”), under the trading symbol “RDNT.” On December 3, 2025, the last reported sale price of our common stock on Nasdaq was $79.46 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors included in the accompanying prospectus and in the documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and incorporated by reference herein and therein to read about certain factors you should consider before investing in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 4, 2025.

PROSPECTUS

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein by reference or in any applicable free writing prospectus is current only as of the date of the applicable document, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 4, 2025, we filed with the SEC a registration statement on Form S-3 (File No. 333-291945) using a shelf registration process relating to certain securities, including the securities described in this prospectus supplement. The registration statement became effective automatically upon filing.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the common stock offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you and the documents incorporated by reference herein described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement before deciding whether to invest in the shares of common stock offered by this prospectus supplement.

You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the shares of common stock offered hereby.

This prospectus supplement and the accompanying prospectus and the information incorporated herein by reference may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, “our company,” “we,” “us,” “RadNet,” or “our” refer to RadNet, Inc., a Delaware corporation, and its consolidated subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus carefully before making an investment in our common stock. You should carefully consider, among other things, our financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024 (our “2024 Form 10-K”) or our Quarterly Reports on Form 10-Q for the period ended March 31, 2025, June 30, 2025, and September 30, 2025 (collectively, our “2025 Form 10-Qs”), and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2024 Form 10-K and our 2025 Form 10-Qs, and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

We are a national provider of diagnostic imaging services in the United States. As of September 30, 2025, we operated, directly or indirectly through joint ventures with hospitals, over 400 centers located in Arizona, California, Delaware, Florida, Maryland, New Jersey, New York and Texas. Our centers provide physicians with imaging capabilities to facilitate the diagnosis and treatment of diseases and disorders and may reduce unnecessary invasive procedures, often reducing the cost and amount of care for patients. Internationally, our subsidiary The HLH Imaging Group Limited, provides teleradiology services for remote interpretation of images on behalf of providers within the framework of the United Kingdom's National Health Service.

In addition to our imaging business, we have established a Digital Health business segment during our 2024 fiscal year, which combines our former Artificial Intelligence (“AI”) business segment with our eRad, Inc. business. Our Digital Health segment develops and delivers AI-powered health informatics solutions to drive quality, efficiency, and outcomes in imaging and radiology. The portfolio of software solutions is anchored by eRad, Inc.'s RIS/PACS, informatics designed specifically for outpatient radiology and DeepHealth OS, a cloud-native operating system that helps operate all aspects of the radiology service line from scheduling and patient preparation to technologist workflow to interpretation and referral management.

In addition, we are using AI to develop solutions that employ machine learning to assist radiologists and other clinicians in interpreting images and improving radiologist efficiency and patient care, initially in the fields of screening for breast, prostate, lung and colon cancers. Our DeepHealth, Inc. subsidiary has received clearance from the U.S. Food and Drug Administration (“FDA”) for use of various workflow and advanced diagnostic products, which we have begun to roll out in certain markets as an Enhanced Breast Cancer Detection solution. We are also developing solutions for interpretation of chest and lung computed tomography (“CT”) scans for lung cancer screening. We have applications focused on interpretation of prostate magnetic resonance imaging (“MRI”) for widespread prostate cancer screening.

As part of our continued strategic expansion in Digital Health, we recently completed two acquisitions: iCAD, Inc., a provider of AI-powered breast health solutions, and See-Mode Technologies Pte. Ltd., a medical technology company focused on enhancing ultrasound-based diagnostics through artificial intelligence. We are currently in the process of integrating both businesses into our Digital Health segment.

Our operations comprise two segments for financial reporting purposes for this reporting period, Imaging Centers and Digital Health.

S-1

Imaging Centers

The following table shows our imaging centers in operation and revenues for the nine months ended September 30, 2025 and 2024:

	Nine Months Ended September 30,
	2025	2024
Centers in operation	407	399
Net revenues (millions)	$1,492	$1,353

Our imaging services include MRI, CT, positron emission tomography ("PET"), nuclear medicine, mammography, ultrasound, diagnostic radiology ("X-ray"), fluoroscopy and other related procedures. The vast majority of our centers offer multi-modality imaging services, a key point of differentiation from our competitors. The multi-modality offering provides a “one-stop” solution for our customers and referral sources. It also diversifies our revenue base, and reduces our exposure to changes in reimbursement rates for certain imaging modalities.

Revenue Sources

Our revenue is derived from a diverse mix of payors, including private payors and commercial insurance companies, managed care capitated payors, and government payors, such as Medicare and Medicaid. We believe our payor diversity mitigates our exposure to possible unfavorable reimbursement trends within any one payor class. Our total service fee revenue, net of contractual allowances and discounts, and implicit price concessions for the three and nine months ended September 30, 2025 and 2024 received from our various payors is summarized in the following table (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Commercial insurance	$287,769	$254,752	$829,294	$751,909
Medicare	123,254	101,018	347,641	295,209
Medicaid	13,470	10,926	37,735	33,132
Workers' compensation/personal injury	11,347	10,921	32,460	34,540
Other payors	29,962	27,105	87,064	78,954
Management fee revenue	7,044	6,241	20,011	18,255
Other revenue	18,580	16,616	44,632	35,514
Revenue under capitation arrangements	31,443	33,563	93,660	105,050
Total service revenue	$522,869	$461,142	$1,492,498	$1,352,563

Our revenue is not always consistent across each quarter. We generally experience the lowest volumes of procedures and the lowest level of revenue during the first quarter of each year. This is primarily the result of two factors. First, our volumes and revenue are typically impacted by winter weather conditions in our northeastern operations. It is common for snowstorms and other inclement weather to result in patient appointment cancellations and, in some cases, imaging center closures. Second, in recent years, we have observed greater participation in high deductible health plans by patients. As these high deductibles reset in January for most of these patients, we have observed that patients utilize medical services less during the first quarter, when securing medical care will result in significant out-of-pocket expenditures.

S-2

Corporate Information

We are incorporated in the State of Delaware and have been in business since 1985. Our principal executive offices are located at 1510 Cotner Avenue, Los Angeles, California 90025 and our telephone number at that address is (310) 445-2800. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus and should not be considered part of this prospectus.

Asset Purchase Agreement with Remote Diagnostic Imaging Partners, LLC

On October 1, 2025, the Company, through its wholly owned subsidiary Radnet Management, Inc., a Delaware corporation (“RMI”), completed the acquisition of substantially all of the assets (the “Purchased Assets”), and assumption of certain of the liabilities (the “Assumed Liabilities”), of RDIP related to RDIP’s MRI imaging business, pursuant to the RDIP APA.

The purchase price for the RDIP Acquisition was approximately US$4.5 million, consisting of the Initial Shares issued by the Company to the RDIP Sellers at the RDIP Closing Date, as well as the Holdback Shares to be withheld by the Company for 12 months following the RDIP Closing Date to secure the indemnification obligations of RDIP under the RDIP APA, plus RMI’s assumption of the Assumed Liabilities.

We agreed to register the resale of the RDIP Shares on a registration statement on Form S-3 permitting the registration of all of the RDIP Shares within 30 days of the RDIP Closing Date and to use commercially reasonable efforts cause such registration statement to become effective on or as soon as practicable after the filing thereof.

Share Purchase Agreement with See-Mode Technologies Pte. Ltd.

On June 2, 2025, the Company, through its wholly owned subsidiary DH AI International Holdings, B.V., a company incorporated in the Netherlands (“DH Sub”), completed the acquisition of all shares in See-Mode Technologies Pte. Ltd. (referred to herein as the “See-Mode Acquisition”), pursuant to the See-Mode SPA.

The purchase price for the See-Mode Acquisition was approximately US$19.6 million, plus certain contingent consideration due upon the satisfaction of milestones, including the First Contingent Amount (as defined below), minus certain third-party indebtedness paid by DH Sub, and as adjusted for certain working capital adjustments. Pursuant to the See-Mode SPA, the See-Mode Sellers are entitled to an aggregate of U$4,302,907.28 (the “First Contingent Amount”) upon meeting certain conditions, including the implementation of certain thyroid ultrasound detection product in a number of imaging centers owned by DH Sub and its affiliates (the “FCA Conditions”). The First Contingent Amount is payable in 50% in cash and 50% in shares of our common stock, which is equal to the 27,673 See-Mode Shares.

Pursuant to the See-Mode SPA, DH Sub agreed to have the Company register the resale of the See-Mode Shares on a registration statement on Form S-3 permitting the registration of the See-Mode Shares as soon as reasonably practicable after the issuance of the See-Mode Shares.

S-3

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common stock offered hereby, see the “Description of Capital Stock” section of the accompanying prospectus.

Shares of common stock offered by selling stockholder(1)	73,567

Use of proceeds	We will not receive any proceeds from the sale of our common stock offered by the selling stockholder under this prospectus supplement. See “Use of Proceeds” beginning on page S-7 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors included in the accompanying prospectus and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before investing in our common stock.

Nasdaq Global Select Market symbol	“RDNT”

(1) The number of shares of common stock being registered hereunder is comprised of: (i) 42,922 Initial Shares originally issued to the RDIP Sellers on October 1, 2025 pursuant to the terms of the RDIP APA, in connection with the closing of the transaction contemplated thereby, that have not been resold by the RDIP Sellers, (ii) up to 2,972 Holdback Shares issued to the RDIP Sellers that have been and will be withheld by us for 12 months following the RDIP Closing Date to secure RDIP’s indemnification obligations pursuant to the RDIP APA, and (iii) 27,673 See-Mode Shares to be issued to the See-Mode Sellers as partial payment for the satisfaction of the FCA Conditions pursuant to the See-Mode SPA.

S-4

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following information about these risks, as well as the information set forth under the heading “Risk Factors” in our 2024 Form 10-K and our 2025 Form 10-Qs, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, together with the other information appearing elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus, including our consolidated financial statements, the notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Form 10-K and our 2025 Form 10-Qs, before deciding to invest in our common stock. The occurrence of any of these risks could have a material and adverse effect on our business, reputation, financial condition, results of operations and future growth prospects, as well as our ability to accomplish our strategic objectives. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

S-5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein, in the accompanying prospectus or the documents incorporated by reference herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. Forward-looking statements include, but are not limited to, statements about:

•	expectations concerning domestic and global economic conditions, rates of inflation, or changes in interest rates;
•	anticipated trends in our revenues, operating expenses or capital expenditures, and our financial guidance;
•	expected timing and potential impact of regulatory changes affecting our business;
•	expected future market acceptance for our products or services, and our competitive strengths in the markets we serve;
•	our ability to successfully acquire and integrate new businesses, and achieve expected benefits, synergies or operating results from those acquisitions; and
•	economics and cost savings anticipated to be derived from our investments in artificial intelligence and machine learning products and solutions.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions described under the section entitled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. We also operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements may never be achieved or occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-6

USE OF PROCEEDS

We will not receive any proceeds from any sale of the shares of our common stock offered by this prospectus supplement. The selling stockholders will receive all of the proceeds from any sale of the shares of our common stock offered by this prospectus supplement. For information about the selling stockholder, see “Selling Stockholders” on page S-8 of this prospectus supplement.

S-7

SELLING STOCKHOLDERS

This prospectus supplement relates to the sale or other disposition of up to 73,567 shares of our common stock previously issued to the selling stockholders, which includes (i) 42,922 Initial Shares, originally issued to the RDIP Sellers on October 1, 2025 pursuant to the terms of the RDIP APA, that have not been resold by the RDIP Sellers, (ii) 2,972 Holdback Shares issued to the RDIP Sellers, and potentially releasable to the RDIP Sellers, that have been and will be withheld by us for 12 months following the RDIP Closing Date to secure RDIP’s indemnification obligations pursuant to the RDIP APA, and (iii) 27,673 See-Mode Shares to be issued to the See-Mode Sellers as partial payment for the satisfaction of the FCA Conditions pursuant to the See-Mode SPA. The shares of common stock held by the selling stockholders were issued in connection with transactions contemplated by the RDIP APA and the See-Mode SPA.

The table below sets forth, to our knowledge, information as of the date of this prospectus supplement for the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by the selling stockholders. The second column lists the number of shares and percentage of common stock beneficially owned by the selling stockholders as of December 3, 2025. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement to which this prospectus supplement relates. The fourth column lists the number of shares and percentage of common stock beneficially owned by the selling stockholders upon completion of the offering contemplated hereby, assuming the sale of all shares of common stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement to which this prospectus supplement relates. Notwithstanding, the selling stockholders may sell or otherwise dispose of some, all or none of the shares.

Pursuant to the rules and regulations of the SEC, beneficial ownership includes any shares of common stock as to which the selling stockholders have sole or shared voting power or investment power and any shares of common stock that the selling stockholders have the right to acquire within 60 days of December 3, 2025. The percent of beneficial ownership for each of the selling stockholders is based on 77,282,458 shares of our stock outstanding as of December 3, 2025. To our knowledge, none of the selling stockholders have been an officer or director of ours or of our affiliates within the past three years or had any material relationship with us or our affiliates within the past three years. Our knowledge is based on information provided by the selling stockholders’ questionnaire in connection with the filing of this prospectus supplement. The selling stockholders have contractual rights to require us to file this prospectus supplement pursuant to the RDIP APA and the See-Mode APA.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement to which this prospectus supplement relates remains effective, by or for the account of the selling stockholders. See the section entitled “Plan of Distribution” beginning on page S-10 of this prospectus supplement.

S-8

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus supplement, to the extent required by law.

Name of Selling	Shares of Common Stock Beneficially Owned Prior to Offering			Number of Shares of Common Stock Being		Shares of Common Stock Beneficially Owned Upon Completion of this Offering (1)
Stockholder	Number		Percentage	Offered		Number	Percentage
Neil G. Huber (2)	7,059	(3)	*	7,802	(4)	–	–
Peter G. Jablonka (2)	10,618	(3)	*	11,361	(4)	–	–
Ryan R. Huber (2)	14,861	(3)	*	15,604	(4)	–	–
Satinder S. Rekhi Jr. (2)	11,127	(3)	*	11,870	(4)	–	–
Allister David John Furey (5)	61		*	61		–	–
Aspara Investments Pte Ltd.(6)	306		*	306		–	–
Blackbird Ventures 2018, L.P. (7)	1,042		*	1,042		–	–
CC SPV 6 Pte Ltd. (8)	2,039		*	2,039		–	–
Entrepreneur First (Singapore) L.P. (9)	1,741		*	1,741		–	–
Michael Gryseels(10)	306		*	306		–	–
Milad Mohammadzadeh(11)	8,924		*	8,924		–	–
Prem Kumar Nair(12)	61		*	61		–	–
Sadaf Monajemi(13)	8,924		*	8,924		–	–
Singapore Innovate Pte. Ltd.(14)	4,208		*	4,208		–	–
Thong Sing-Hau Daniel(15)	61		*	61		–	–

*	Less than 1%
(1)	Assumes that each of the selling stockholders will sell all shares of common stock registered under this prospectus supplement directly held by, or which may be issued to, each of the selling stockholders.
(2)	The address of these RDIP Sellers is c/o Remote Diagnostic Imaging Partners, LLC, 3301 North University Drive, Suite 100, Coral Springs, FL 33065.
(3)	Does not include collectively up to 2,972 Holdback Shares issued to the RDIP Sellers, or 743 Holdback Shares issued to each of the RDIP Sellers, that have been withheld by us for 12 months following the RDIP Closing Date to secure RDIP’s indemnification obligations pursuant to the RDIP APA.
(4)	Includes up to 743 Holdback Shares potentially releasable to the selling stockholder that have been withheld by us for 12 months following the RDIP Closing Date to secure RDIP’s indemnification obligations pursuant to the RDIP APA.
(5)	The address of Allister David John Furey is Tole House, Ockley Lane, Hassocks, West Sussex, BN6 8PA, United Kingdom.
(6)	Otto Jan van Diepen has voting and investment control of the shares held by Aspara Investments Pte Ltd. and may be deemed the beneficial owners of such shares. The address of Aspara Investments Pte Ltd. is 138 Cecil Street, #17-01 Cecil Court, Singapore, 069538.
(7)	Richard Baker and Niki Scevak have voting and investment control of the shares held by Blackbird Ventures 2018, L.P. and may be deemed the beneficial owners of such shares. The address of Blackbird Ventures 2018, L.P. is Level 1, 111-115 Albion Street, Surry Hills NSW 2010, Australia.
(8)	William Klippgen has voting and investment control of the shares held CC SPV 6 Pte Ltd. and may be deemed the beneficial owners of such shares. The address of CC SPV 6 Pte Ltd. is 151 Chin Swee Road #07 -12 Manhattan House, Singapore 169876.
(9)	Matthew Philip Clifford has voting and investment control of the shares held by Entrepreneur First (Singapore) L.P. and may be deemed the beneficial owner of such shares. The address of Entrepreneur First (Singapore) L.P. is International House, 64 Nile Street, London, N1 7SR, England.
(10)	The address of Michael Gryseels is 18 Namly Crescent, Shamrock Park, Singapore 267533.
(11)	The address of Milad Mohammadzadeh is 1/132 Ferntree Gully Road, Oakleigh East, Victoria, Australia 3166.
(12)	The address of Prem Kumar Nair is 19 Mugliston Road, Singapore 437711.
(13)	The address of Sadaf Monajemi is 1/132 Ferntree Gully Road, Oakleigh East, Victoria, Australia 3166.
(14)	Hsien-Hui Tong has voting and investment control of the shares held Singapore Innovate Pte. Ltd. and may be deemed the beneficial owner of such shares. The address of Singapore Innovate Pte. Ltd. is 1 Harbourfront Avenue #14-08 Keppel Bay Tower, Singapore 098632.
(15)	The address of Thong Sing-Hau Daniel is 970 Toa Payoh north #06-04, Singapore S318992.

S-9

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock on any stock exchange, market or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part became effective;
•	distributions in kind to security holders of the selling stockholders;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through agreements between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as amended to reflect such transaction).

S-10

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and its affiliates. In addition, to the extent applicable we will make copies of this prospectus supplement (as it may be amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling stockholders to keep the registration statement to which this prospectus supplement relates effective until the date on which all of the shares of common stock covered by this prospectus supplement have been sold.

S-11

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for us by Reed Smith LLP, Houston, Texas.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 and assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated by reference in this prospectus supplement have been audited by and so incorporated in reliance on the reports of Ernst & Young LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the shares of common stock offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.

We also make these documents available on our website at www.radnet.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus supplement and the accompanying prospectus, and you should not consider it part of this prospectus supplement and the accompanying prospectus. You may also request a copy of these filings, at no cost, by writing us at the following address and telephone number:

RadNet, Inc.
1510 Cotner Avenue
Los Angeles, California 90025
Attention: Investor Relations
(310) 445-2800

S-12

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC (Commission File No. 001-33307):

•	RadNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 28, 2025.

•	The Part III information contained in RadNet’s definitive proxy statement on Schedule 14A for RadNet’s 2025 annual meeting of stockholders, filed with the SEC on April 28, 2025, that was incorporated into RadNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025.

•	RadNet’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 12, 2025, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the SEC on August 11, 2025, and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 10, 2025.

•	RadNet’s Current Report on Form 8-K filed with the SEC on June 12, 2025 and October 21, 2025 (but excluding the portions of such reports expressly noted as being furnished and not filed).

•	The description of RadNet’s securities contained in Exhibit 4.1 to RadNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025, and in any report filed for the purpose of amending such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus supplement, excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement are deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement, including exhibits to these documents. You should direct any requests for documents to the following address and telephone number:

RadNet, Inc.
1510 Cotner Avenue
Los Angeles, California 90025
Attention: Investor Relations
(310) 445-2800

You may also access the documents incorporated by reference into this prospectus supplement through our website at www.radnet.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

S-13

PROSPECTUS

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
UNITS

and

Common Stock
Offered by Selling Stockholders

__________________________

From time to time, we may offer and sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering. In addition, selling stockholders may offer and sell from time to time shares of our common stock.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should carefully read this prospectus, the information incorporated by reference in this prospectus, the prospectus supplement, including any information incorporated by reference in such prospectus supplement, and any free writing prospectus before you purchase any of the securities offered hereby. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

We or selling stockholders may sell the securities offered by this prospectus directly to purchasers, or to or through underwriters or dealers or agents. In addition, the underwriters, if any, may over-allot a portion of the securities. The names of any underwriters, dealers or agents involved in the sale of securities offered by this prospectus, their compensation and any options held by them to purchase additional securities will be described in the applicable prospectus supplement. See “Plan of Distribution.” We will not receive any proceeds from the sale of common stock by selling stockholders.

Our common stock is listed on the NASDAQ Global Market under the symbol “RDNT.” On December 3, 2025, the closing price of our common stock was $79.46 per share.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2025.

i

ii

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using an automatic shelf registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

In addition, selling stockholders may use this prospectus to sell shares of our common stock from time to time. We will not receive any proceeds from the sale of the shares by selling stockholders. Selling stockholders may deliver a supplement with this prospectus, if required, to update the information contained in this prospectus. Selling stockholders may sell their shares of our common stock through any means described in the section entitled “Plan of Distribution” or described in any accompanying prospectus supplement. As used herein, the term “selling stockholders” includes the selling stockholders and any of their transferees, donees, pledgees or other successors

.

This prospectus only provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus we will provide a prospectus supplement that describes the terms of the security being offered. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or in subsequent filings that we may make under the Securities Exchange Act of 1934 (the “Exchange Act”).

We have not authorized anyone else to provide you with information that is different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We do not take any responsibility for, and can provide no assurance to the reliability of, any information that others may give. We are not making an offer to sell or soliciting an offer to buy our securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the information incorporated herein by reference may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

In this prospectus, unless otherwise indicated, “our company,” “we,” “us,” “RadNet,” or “our” refer to RadNet, Inc., a Delaware corporation, and its consolidated subsidiaries.

1

ABOUT RADNET

Company Overview

We are a national provider of diagnostic imaging services in the United States. As of September 30, 2025, we operated, directly or indirectly through joint ventures with hospitals, 407 centers located in Arizona, California, Delaware, Florida, Maryland, New Jersey, New York and Texas. Our centers provide physicians with imaging capabilities to facilitate the diagnosis and treatment of diseases and disorders and may reduce unnecessary invasive procedures, often reducing the cost and amount of care for patients. Internationally, our subsidiary The HLH Imaging Group Limited, provides teleradiology services for remote interpretation of images on behalf of providers within the framework of the United Kingdom’s National Health Service.

In addition to our imaging business, we established a Digital Health business segment during our 2024 fiscal year, which combines our former Artificial Intelligence (“AI”) business segment with our eRad, Inc. business. Our Digital Health segment develops and delivers AI-powered health informatics solutions to drive quality, efficiency, and outcomes in imaging and radiology. The portfolio of software solutions is anchored by eRad, Inc.’s RIS/PACS, informatics designed specifically for outpatient radiology and DeepHealth OS, a cloud-native operating system that helps operate all aspects of the radiology service line from scheduling and patient preparation to technologist workflow to interpretation and referral management.

In addition, we are using AI to develop solutions that employ machine learning to assist radiologists and other clinicians in interpreting images and improving radiologist efficiency and patient care, initially in the fields of screening for breast, prostate, lung and colon cancers. Our DeepHealth, Inc. subsidiary has received clearance from the U.S. Food and Drug Administration (“FDA”) for use of its SaigeQ “triage”/workflow products, the SaigeDX advanced diagnostic product and the Saige-Density breast density assessment software for screening breast mammography, which we have begun to roll out in certain markets as an Enhanced Breast Cancer Detection solution. Our Aidence Holding B.V. subsidiary is developing solutions for interpretation of chest and lung computed tomography scans for lung cancer screening. It has received the CE mark for its solution and has existing customers in seven European countries, with its largest concentration in the United Kingdom, and plans to submit an application for FDA clearance to sell in the United States. Our Quantib B.V. subsidiary is primarily focused on interpretation of prostate magnetic resonance imaging (“MRI”) for widespread prostate cancer screening. Quantib’s prostate MRI post-processing software has both FDA clearances and European CE marking. Our Digital Health segment provides these solutions to RadNet and to over 400 customers in the United States, Europe, and Israel.

Principal Executive Office

Our principal executive office is located at 1510 Cotner Avenue, Los Angeles, California 90025 and our telephone number at that address is (310) 478-7808. Our corporate website is www.radnet.com. Our filings with the SEC are posted on our website at www.radnet.com. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

2

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements, and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding RadNet and other companies that file materials electronically with the SEC. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at www.radnet.com under the “Investor Relations” tab. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus.

3

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference from documents we filed with the SEC prior to the date of this prospectus, while information incorporated by reference from documents we file with the SEC after the date of this prospectus will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we filed with the SEC (Commission File No. 001-33307):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 28, 2025;

•	the Part III information contained in our definitive proxy statement on Schedule 14A for our 2025 annual meeting of stockholders, filed with the SEC on April 28, 2025, that was incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 12, 2025, August 11, 2025 and November 10, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on June 12, 2025 and October 21, 2025 (but excluding the portions of such reports expressly noted as being furnished and not filed);

•	the description of our common stock set forth in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on February 13, 2007 (as amended on February 14, 2007), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion of the sales of the securities offered hereby but excluding any information furnished to, rather than filed with, the SEC (unless expressly incorporated by reference herein), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such documents.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. These securities are only being offered in jurisdictions where the offer is permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, on written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents. Any such request should be directed to RadNet, Inc., 1510 Cotner Avenue Los Angeles, CA 90025, Attn: Legal Department, or you may call us at (310) 478-7808.

4

RISK FACTORS

An investment in any of the securities offered by this prospectus involves risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to the investment in the securities being offered in that offering. Before you make a decision to invest in our securities, in addition to all of the other information contained in or incorporated by reference into this prospectus and any prospectus supplement, you should carefully consider the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our subsequent filings under the Exchange Act, including Forms 10-Q and 8-K, and the risk factors contained in or incorporated by reference into any prospectus supplement.

5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement and the documents incorporated herein and therein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements reflect current views about future events and are based on our currently available financial, economic and competitive data and on current business plans. Actual events or results may differ materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “assumption” or the negative of these terms or other comparable terminology. Forward-looking statements may include, among others, statements we make regarding:

•	expectations concerning domestic and global economic conditions, rates of inflation, or changes in interest rates;
•	anticipated trends in our revenues, operating expenses or capital expenditures, and our financial guidance;
•	expected timing and potential impact of regulatory changes affecting our business;
•	expected future market acceptance for our products or services, and our competitive strengths in the market we serve;
•	our ability to successfully acquire and integrate new businesses, and achieve expected benefits, synergies or operating results from those acquisitions; and
•	our ability to successfully acquire and integrate new imaging operations;
•	cost savings, efficiencies and improvements anticipated from our investments in artificial intelligence and machine learning products and services; and
•	economics and cost savings anticipated to be derived from our investments in artificial intelligence and machine learning products and solutions.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to known and unknown risks, uncertainties and other factors that are difficult to predict and out of our control. Our actual results, level of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated or implied in our forward-looking statements include the factors included in “Risk Factors,” in our annual report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our subsequent filings under the Exchange Act, including Forms 10-Q and 8-K. You should consider the inherent limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements.

These forward-looking statements speak only as of the date when they are made. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law.

6

USE OF PROCEEDS

Except as described in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, which may include working capital, capital expenditures, acquisitions and refinancing or repayment of indebtedness. Specific allocations of the proceeds for such purposes have not been made at this time.

When securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

We will not receive any proceeds from the sale of common stock by selling stockholders pursuant to this prospectus.

7

DESCRIPTION OF COMMON STOCK

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock, as set forth in the applicable prospectus supplement. The following description of our common stock is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended to date (our “certificate of incorporation”), and our amended and restated bylaws, as amended to date (our “bylaws”), each of which has been filed with the SEC and are incorporated herein by reference. We encourage you to read our certificate of incorporation, our bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”) for additional information regarding our common stock.

Authorized Capitalization

We are authorized to issue 200,000,000 shares of common stock having a par value of $.0001 per share and 30,000,000 shares of preferred stock having a par value of $.0001 per share. As of December 3, 2025, we had 77,282,458 shares of common stock outstanding and no shares of preferred stock outstanding.

Our authorized shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Dividends

Subject to the preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may from time to time declare.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of stockholders, and may not cumulate votes for the election of directors.

Preemptive Rights; Redemption or Sinking Fund

Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Liquidation Rights

If we liquidate, dissolve or wind up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of our preferred stock.

Listing; Transfer Agent and Registrar

Our common stock is listed on The Nasdaq Global Market under the symbol “RDNT.” The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. Their address is 55 Challenger Road, Suite 200B 2nd floor, Ridgefield Park, NJ 07660 and their telephone number is (800) 937-5449.

8

Anti-Takeover Effects of Provisions of the DGCL and Our Charter Documents

The following provisions of the DGCL and our certificate of incorporation and bylaws may affect the control of our company.

Delaware General Corporation Law

Section 203 of the DGCL (“Section 203”) generally prohibits any Delaware corporation from engaging in any “business combinations” with any “interested stockholder” for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding for purposes of calculating the total voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares held (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines a “business combination” to include:

•	any merger or consolidation of the corporation or any of its direct or indirect majority-owned subsidiaries with either the interested stockholder or any other person or entity if the transaction is caused by the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of the assets of the corporation or any direct or indirect majority-owned subsidiary involving the interested stockholder if the value of the assets exceeds 10% or more of the market value of the corporation’s consolidated assets or outstanding stock;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation or any of its direct or indirect majority-owned subsidiaries of any stock of the corporation or the subsidiary to the interested stockholder;

•	Subject to specified exceptions, any transaction involving the corporation or any of its direct or indirect majority-owned subsidiaries that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or the subsidiary beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any of its direct or indirect majority-owned subsidiaries.

Subject to certain exceptions, an “interested stockholder” is any entity or person who, together with that person’s or entity’s affiliates and associates, owns, or within the previous three years did own, 15% or more of the outstanding voting stock of the corporation.

Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to consummate business combinations with a corporation for a three-year period. The provisions of Section 203 may cause a depression in our stock price and may also delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve payment to our stockholders of a premium over the market price of our common stock. A person interested in acquiring our company may therefore be inclined to seek early approval from our board of directors of either the business combination or the transaction that results in such person becoming an interested stockholder in order to avoid the stockholder approval requirement.

9

Certificate of Incorporation and Bylaw Provisions.

Some provisions of our certificate of incorporation and bylaws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in its, his or her best interest. The existence of these provisions might reduce the price that investors would be willing to pay in the future for shares of our common stock or other securities. These provisions include:

•	Special Stockholder Meetings. Only a majority of the members of our board of directors, or a duly authorized committee thereof, may call a special meeting of stockholders; however, if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any certificate of designations filed under Section 151(g) of the DGCL, then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified.
•	Advance Notification of Shareholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The bylaws do not give the board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the shareholders. Our bylaws provide that shareholders seeking to nominate candidates for election to the board of directors at an annual or special meeting of shareholders or seeking to bring business before an annual meeting must provide timely notice of their proposal in writing to our corporate secretary. Generally, to be timely, a shareholder’s notice regarding an annual meeting of shareholders must be received at our principal executive offices not less than 120 days prior to the first anniversary of the previous year’s annual meeting of shareholders. Our bylaws also specify requirements as to the form and content of a shareholder’s notice, which may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. In addition, these provisions may impede shareholder’s ability to bring matters before an annual meeting of shareholders or to make nominations for directors. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.
•	Authorized but Unissued Shares. Our board of directors could issue a series of preferred stock that could, depending on the terms of such series, delay, defer, discourage or prevent an attempt to acquire our company or an otherwise change in control of our company. Our board of directors may designate and issue authorized but unissued shares of preferred stock (as well as issue shares of authorized but unissued common stock) without further action by stockholders, subject to certain limitations imposed by the NASDAQ Stock Market. If the approval of stockholders is not required for the issuance of shares of our common stock or preferred stock, our board of directors may determine to issue shares without seeking stockholders’ approval. The issuance of shares in connection with the implementation of a stockholder rights plan may be utilized in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of our company. Our board of directors may also issue shares to investors who would support our board of directors in opposing an unsolicited takeover bid. Our board of directors would make any determination to issue such shares based on its judgment as to the best interests of our company and our stockholders.
•	Vacancies in our Board of Directors. Our certificate of incorporation and bylaws provide that vacancies shall be filled pursuant to a resolution adopted by a majority of the remaining members of our board of directors then in office, although less than a quorum, or by a sole remaining director. In addition, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors under the terms of our certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director shall hold office until his or her successor is elected and qualified, unless the director dies, resigns or otherwise leaves the board of directors before then.
•	No Cumulative Voting. The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation provides otherwise. Our certificate of incorporation does not permit stockholders to cumulate votes in the election of directors.
•	Transfer Restrictions. Our certificate of incorporation contains provisions generally restricting any direct or indirect transfer of shares of our capital stock where the transferee(s), individually or collectively, is or would become a “5-percent shareholder,” as such term is defined in the U.S. Internal Revenue Service Treasury Regulation ss. 1.382-2T(g) (referred to herein as the Treasury Regulation), or would increase the ownership percentage of an existing 5-percent shareholder. Such transfer restrictions are intended to preserve certain of our tax assets and any attempted transfer of our capital stock to a 5-percent shareholder in violation of the provisions of our certificate of incorporation will be void ab initio. Under the Treasury Regulation, 5-percent shareholder generally means an individual or group that owns five percent or more of the applicable company, however, the Treasury Regulation is complex and you are encouraged to consult with your tax advisors to determine whether or not you are a 5-percent shareholder for purposes of the Treasury Regulation.

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Limitations on Liability and Indemnification Provisions

Section 102(b)(7) of the DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our certificate of incorporation contains a provision that eliminates the personal liability of a director to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Our certificate of incorporation and bylaws also include provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL. We have also entered into separate indemnification agreements with our officers and directors, pursuant to which we agreed to indemnify the officer or director against all liabilities relating to his or her position as an officer or director of our company, or as an employee, agent, officer or director of any other entity if the officer or director is serving in that capacity at our request, to the fullest extent permitted under applicable law.

Our certificate of incorporation and bylaws also expressly authorize us to carry directors’ and officers’ insurance for the benefit of our directors, officers, employees and agents. We maintain policies insuring our officers and directors against certain civil liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any of our officers or directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. We pay the premiums for this insurance. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage our stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, the stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification for violations of state securities laws may be limited by applicable laws.

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DESCRIPTION OF PREFERRED STOCK

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, preferred stock as set forth in the applicable prospectus supplement. Subject to the limitations imposed by law and the rules of the NASDAQ Stock Market, our board of directors is authorized to designate and issue up to 30,000,000 shares of preferred stock in one or more series, without further stockholder approval.

Our board of directors is authorized from time to time to fix the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of preferred stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). Any or all of these rights may be superior to the rights of our common stock.

We will set forth in the applicable prospectus supplement a description of any series of preferred stock that may be offered pursuant to this prospectus, including:

•	the designation and stated value of that series;
•	the number of shares of preferred stock we are offering;
•	the public offering price at which the shares of preferred stock will be sold;
•	the dividend rate of that series, the conditions and dates upon which those dividends will be payable, whether those dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends will accumulate;
•	the process for any auction and remarketing, if any;
•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of the affairs of our company;
•	any redemption, repurchase, or sinking fund provisions;
•	any conversion or exchange rights of the holder or us;
•	any voting rights;
•	any preemptive rights;
•	any restrictions on transfer, sale or other assignment;
•	any restrictions on further issuances;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;
•	any application for listing of that series on any securities exchange or market;
•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company’s affairs; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, that series of preferred stock.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of our common stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights, preferences and privileges attached to that series of preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on our common stock;
•	diluting the voting power of holders of our common stock;
•	impairing the liquidation rights of holders of our common stock; or
•	delaying or preventing changes in control or management.

As of the date of this prospectus, no shares of preferred stock are outstanding and our board of directors has made no provision for this issuance of any series of preferred stock.

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DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities (any of which may be convertible or not convertible). We use the term “debt securities” in this prospectus to refer to both senior debt securities and subordinated debt securities. No debt securities will be secured by any of our property or assets or the property or assets of any of our subsidiaries. No debt securities will be guaranteed by any of our subsidiaries or any other person or entity. Thus, by owning a debt security, you will be an unsecured creditor of RadNet.

The senior debt securities will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the subordinated debt indenture. We use the term “indentures” in this prospectus to refer to both the senior debt indenture and the subordinated debt indenture. Neither indenture limits our ability to incur additional unsecured indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities.

The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indentures, including definitions of various terms contained in the indentures. Copies of the entire indentures are exhibits to the registration statement of which this prospectus is a part, and are incorporated herein by reference. We encourage you to read the full text of the indentures, which you can obtain links to under the “Exhibits” listed elsewhere in this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

RadNet is a holding company and a legal entity separate and distinct from its subsidiaries through which RadNet conducts its operations and which generate all of RadNet’s operating income and cash flow. As a result, RadNet’s only source of funds to meet its obligations to make payments under any debt securities, as well as its other payment obligations, its distributions or advances from its subsidiaries. Contractual provisions, laws or regulations may limit the ability of RadNet to obtain the necessary funds from its subsidiaries to satisfy its payment obligations. RadNet’s rights to participate in the distribution of assets of its subsidiaries are effectively subordinate to the claims of creditors, including trade creditors, of those subsidiaries, except to the extent that RadNet itself may be a creditor of a particular subsidiary with recognized claims. Accordingly, except to the extent that RadNet itself may be a creditor of a subsidiary with recognized claims, RadNet’s obligations under its debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries.

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The Indentures

The senior debt securities and the subordinated debt securities are each governed by an agreement called an indenture – the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and the trustee under the indenture. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

At or prior to the time of offering of any series of debt securities, we will appoint a trustee under the applicable indenture. We will identify the trustee in the prospectus supplement offering any series of debt securities.

The trustee under each indenture has two principal roles:

•	The trustee can enforce the rights of the holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of the holders, described below under the heading “Events of Default.”
•	The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder’s debt securities to a new buyer if a holder sells.

Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Terms

We may issue as many distinct series of debt securities as we wish under either debt indenture. The provisions of each indenture allow us not only to issue debt securities with terms different from those previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of a prospectus supplement at any time without notification or consent.

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here. This summary is subject to and qualified by reference to the description of the particular terms of any series described in the applicable prospectus supplement. Those terms may vary from the terms described in this prospectus. There may also be a further prospectus supplement, known as a pricing supplement or free writing prospectus, which contains the precise terms of debt securities you may be offered.

In this summary, we describe the meaning of only some of the more important terms. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

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We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

The prospectus supplement relating to a series of debt securities will describe the terms of the series, including:

•	the title of the series of debt securities;
•	whether they are senior debt securities or subordinated debt securities;
•	any limit on the aggregate principal amount of the series of debt securities;
•	the person to whom interest on a debt security is payable, if other than the holder on the regular date;
•	the stated maturity;
•	the specified currency, currencies or currency, units for principal and interest, if not U.S. dollars;
•	the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;
•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;
•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;
•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;
•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any option or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;
•	any index or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;
•	if the debt securities may be converted into or exchanged for our common stock, preferred stock or other securities, the terms on which such conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange rate and the circumstance or manner in which the amount of common or preferred stock issuable upon conversion or exchange may be adjusted or calculated according to the market price of our common stock or preferred stock or such other securities;
•	if the debt securities are original issue discount debt securities, the yield to maturity;
•	the applicability of any provisions described under the heading “Defeasance and Covenant Defeasance” below;
•	any event of default under the series of debt securities, if different from those described under the heading “Event of Default” below;
•	the names and duties of any co-trustees, authenticating agents, paying agents, transfer agents or registrars for the debt securities;
•	if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or the nominee;
•	if the debt securities are guaranteed, the identity of the subsidiary guarantors providing the guarantees and a description of the terms of the guarantees; and
•	any other terms of the debt securities, which could be different from or in addition to those described in this prospectus.

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Form, Exchange and Transfer

Unless we indicate otherwise in the prospectus supplement, the debt securities will be issued (1) only in fully registered form and (2) in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of the holders and transferring debt securities.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

If a debt security is issued as a registered global debt security, only the depositary – such as DTC, Euroclear and Clearstream, each as defined in the section “Legal Ownership of Securities” below – will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures in the section “Legal Ownership of Securities” below.

We will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

The rules for exchange described above apply to an exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, or exchangeable into or for a different kind of security, the terms governing that type of conversion or exchange will be described in the prospectus supplement.

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Payment and Paying Agents

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as will be specified in the applicable prospectus supplement. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at the stated maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary.

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global security.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check to the paying agent against surrender of the debt security.

All payments will be made in U.S. Dollars unless the prospectus supplement provides otherwise. If payments are to be made in currency other than U.S. Dollars, such payments for debt security in non-global, registered form will be made by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and which is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. If we are obligated to make a payment in a specified currency other than U.S. Dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control, we will be entitled to satisfy our obligation to make the payment by making the payment in U.S. Dollars, on the basis of the exchange rate determined by the designated exchange agent, in its discretion.

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, the appointed trustee will act as the paying agent.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

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Mergers and Similar Transactions

Under the terms of the applicable indenture, we will generally be permitted to merge or consolidate with another entity. We will also generally be permitted to sell our assets substantially as an entirety to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, we may not take any of these actions unless all of the following conditions are met:

•	If we are not the successor entity in the transaction, the successor entity must be a corporation, partnership, limited liability company or trust organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series.
•	Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded.
•	We have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire stock or assets of another entity, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets.

Defeasance and Covenant Defeasance

Any series of issued debt securities may be subject to the defeasance and discharge provisions of the applicable indenture. Under those provisions, the debt securities of any series may authorize us to elect to:

•	defease and to discharge us from any and all obligations with respect to those debt securities, except for the rights of holders of those debt securities to receive payments on the securities solely from the trust fund established pursuant to the applicable indenture and the obligations to exchange or register the transfer of the securities, to replace temporary or mutilated, destroyed, lost or stolen securities, to maintain an office or agency with respect to the securities and to hold moneys for payment in trust, which we refer to as a defeasance; or
•	to be released from our obligations with respect to those debt securities to comply with the restrictive covenants which are subject to covenant defeasance, and the occurrence of certain events of default with respect to those restrictive covenants shall no longer be an event default, which we refer to as a covenant defeasance.

To invoke defeasance or covenant defeasance with respect to any series of debt securities, we must irrevocably deposit with a trustee, in trust, money or U.S. Government obligations, or both, which will provide money in an amount sufficient to pay all sums due on that series.

As a condition to defeasance or covenant defeasance, we must deliver to the applicable indenture trustee an officers’ certificate and an opinion of counsel stating that holders of the applicable debt securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if we did not elect the defeasance or covenant defeasance. We may exercise our defeasance option with respect to the securities notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the securities may not be accelerated by the reference to restrictive covenants which are subject to covenant defeasance. If we do not comply with our remaining obligations after exercising our covenant defeasance option and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government obligations on deposit in the defeasance trust may be insufficient to pay amounts due on the securities at the time of the acceleration. However, we will remain liable for those payments.

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Modification and Waiver of the Debt Securities

We may change or modify either of the indentures without the consent of the holders of the debt securities so long as such changes are limited to clarifications and/or changes that would not adversely affect the debt securities of that series in any material respect. We may also make changes that may affect the debt securities that have yet to be issued under the applicable indentures without the approval of any holders.

If the proposed change shall affect the debt securities of a particular series then we must obtain approval of the holders of a majority in principal amount of the debt securities of that series. If the proposed change will affect the debt securities of more than one series of debt securities issued under the applicable indenture then we must obtain approval of the holders of a majority in principal amount of each series affected by the change.

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the approval of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

In each case, the required approval must be given by written consent.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how approval may be granted or denied if we seek to change or modify either indenture or the debt securities or request a waiver.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, as it may be supplemented from time to time, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us) on all of our indebtedness (including indebtedness of others guaranteed by us), other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (i) for money borrowed, (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (iii) obligations of ours as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which we are a party, including amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, unless in any case in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

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The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving us or our assets;
•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of ours has occurred and is continuing, permitting the holders of that senior debt of ours or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in clause (a); or
•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Events of Default

Unless the applicable prospectus supplement provides otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	failure to pay interest on any debt security of that series within 30 days after its due date;
•	failure to pay the principal of or any premium on any debt security of that series on the due date;
•	failure to deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement;
•	we remain in breach of any covenant we make in the indenture for the benefit of the relevant series for 90 days after we receive a written notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least a majority in principal amount of the relevant series of debt securities; or
•	the occurrence of specified bankruptcy, insolvency or reorganization events.

An event of default for one series of debt securities does not necessarily constitute an event of default for any other series. The trustee may withhold notice to the debt securities holders of any default, except a payment default, if it considers such action to be in the holders’ interests.

If the specified bankruptcy, insolvency or reorganization events occur, the entire principal of all the debt securities of that series will be due and payable immediately. If any other event of default occurs and continues, the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series, may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, and the issuer cures the event of default in the manner specified in the applicable indenture, the holders of a majority of the aggregate outstanding principal amount of the debt securities of that series can void the acceleration of payment.

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The indentures provide that the trustee has no obligation to exercise any of its rights at the direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in principal amount of any series of debt securities have the right to direct any proceeding, remedy, or power available to the trustee with respect to that series.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will provide the trustee every year with a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

The Trustee

If we offer a series of debt securities, we will identify the banking or financial institution which will act as trustee under the applicable indenture in the prospectus supplement for that offering. If a single banking or financial institution acts as trustee with respect to both the indentures, and a default occurs with respect to any series of debt securities, the banking or financial institution would generally be required to resign as trustee under one of the indentures within 90 days of the default, unless the default were cured, duly waived or otherwise eliminated.

Governing Law

Unless otherwise specified in an applicable prospectus supplement, New York law will govern the indentures and the debt securities.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with shares of common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will set forth in the applicable prospectus supplement a description of any series of warrants that may be offered pursuant to this prospectus, including:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the designation, aggregate principal amount, denominations and terms of the debt securities purchasable upon exercise of a warrant to purchase debt securities and the price at which the debt securities may be purchased upon exercise;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;
•	the manner in which the warrant agreements and warrants may be modified;
•	information relating to book-entry procedures, if any;
•	if applicable, a discussion of material United States federal income tax considerations of holding or exercising the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants to purchase common stock or preferred stock, the right (a) to receive dividends, if any, or payments upon our liquidation, dissolution or winding up, or (b) to exercise voting rights, if any.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the warrant agreements and warrant certificates that contain the terms of the warrants.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

We will set forth in the applicable prospectus supplement a description of any subscription rights that may be offered pursuant to this prospectus, including:

•	whether common stock, preferred stock, or warrants for those securities will be offered under the stockholder subscription rights;
•	the price, if any, for the subscription rights;
•	the exercise price payable for each security upon the exercise of the subscription rights;
•	the number of subscription rights issued to each stockholder;
•	the number and terms of the securities which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
•	if appropriate, a discussion of material U.S. federal income tax considerations; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

If the subscription rights are offered pursuant to a subscription rights certificate, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of subscription rights certificate that describes the terms of the particular subscription rights we are offering before the issuance of the subscription rights. We urge you to read the applicable prospectus supplements related to the particular subscription rights that we may offer under this prospectus, as well as any related free writing prospectuses, and the subscription rights certificate, if any.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. We will set forth in the applicable prospectus supplement a description of any units that may be offered pursuant to this prospectus. Unless otherwise stated in the applicable prospectus supplement, each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent, which may provide that the securities included in the unit may not be held or transferred separately, at any time or times before a specified date or upon the occurrence of a specified event or occurrence.

If units are offered pursuant to a unit agreement, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the particular units we are offering before the issuance of the units. We urge you to read the applicable prospectus supplements related to the particular units that we may offer under this prospectus, as well as any related free writing prospectuses, the actual provisions of the unit and/or any unit agreement.

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders and investors in securities issued in book-entry form or in street name will be indirect holders.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payment and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consents, if ever required;
•	whether and how you can instruct it to send your securities registered in your own name so you can be a registered holder;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

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Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

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Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;
•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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SELLING STOCKHOLDERS

This prospectus also relates to the possible resale or other disposition by certain stockholders who acquired shares of our common stock directly from us. Such stockholders are referred to as “selling stockholders” in this prospectus. Information about selling security holders, if any, will be set forth in the applicable prospectus supplement, in a post-effective amendment, or in other filings we make with the SEC which are incorporated by reference.

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PLAN OF DISTRIBUTION

We or selling stockholders may sell the securities offered under this prospectus from time to time in any one or more of the following ways:

•	to or through underwriters, brokers or dealers (acting as agent or principal);
•	directly to one or more other purchasers;
•	upon the exercise of rights distributed or issued to our security holders;
•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	in “at the market” offerings within the meanings of Rule 415(a)(4) under the Securities Act or through a market maker or into an existing market, on an exchange, or otherwise;
•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•	through agents on a best-efforts basis;
•	through any other method permitted pursuant to applicable law; or
•	otherwise through a combination of any of the above methods of sale.

Sales of securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

Each time that we or selling stockholders sell securities pursuant to this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the following information:

•	the terms of the offering;
•	the names of any underwriters, dealers or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds to us, if any, from the sale of the securities;
•	any underwriting discounts, concessions, commissions or agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;
•	any delayed delivery arrangements; and
•	estimated offering expenses.

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We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. Any at-the market offering will be through an underwriter or underwriters acting as principal or agent for us.

We may issue to our existing security holders, through a dividend or similar distribution, subscription rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of subscription rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of subscription rights, including, if applicable, the material terms of any standby underwriting or purchase arrangement. The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Sale Through Underwriters or Dealers.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Selling stockholders and broker-dealers or agents involved in an arrangement to sell any of the offered securities may, under certain circumstances, be deemed to be “underwriters” within the meaning of the Securities Act. Any profit on such sales and any discount, commission, concession or other compensation received by any such underwriter, broker-dealer or agent may be deemed an underwriting discount and commission under the Exchange Act. No selling stockholder has informed us that they have an agreement or understanding, directly or indirectly, with any person to distribute the common stock covered by this prospectus. If a selling stockholder should notify us that they have a material arrangement with a broker-dealer for the resale of their shares, we may be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreement between the selling stockholder and broker-dealer or agent, provide required information regarding the plan of distribution, and otherwise revise the disclosure in this prospectus as needed. We also may be required to file the agreement between the selling stockholder and the broker-dealer as an exhibit to the registration statement. Except as indicated in the applicable prospectus supplement, the selling stockholder and/or purchasers will pay all discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of such common stock.

We or selling stockholders may grant to the underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any option to purchase additional securities will be set forth in the prospectus supplement for those securities.

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Direct Sales and Sales through Agents

We or selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters, dealers or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement relating to the offer.

Delayed Delivery Contracts

If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

All securities we may offer pursuant to this prospectus, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers may engage in passive market making transactions in the common stock in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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Derivative Transactions and Hedging

We or selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or selling stockholders, or borrowed from us, selling stockholders, or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities, or the securities of such selling stockholders, as applicable, or in connection with a concurrent offering of other securities.

We or selling stockholders may enter into option, share lending or other types of transactions that require us or selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or selling stockholders may also enter into hedging transactions with respect to our securities. For example, we may enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system, which we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.

To comply with the securities laws of some states, if applicable, the securities that may be offered pursuant to this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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LEGAL MATTERS

Certain legal matters with respect to the primary offering contemplated hereby have been passed upon for us by Reed Smith LLP, Dallas, Texas. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of RadNet, Inc. and subsidiaries appearing in RadNet, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of RadNet, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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73,567 Shares

RadNet, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

December 4, 2025